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                                 EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


      We consent to the incorporation by reference in the registration statement of Lydall, Inc. on Form S-8 (File No. 33-03768) on our reports dated February 9, 1996, except as to the information presented in the Subsequent Event footnote, for which the date is March 19, 1996, on our audits of the consolidated financial statements and financial statements schedule of Lydall, Inc., and Subsidiaries as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which reports are incorporated by reference from the Annual Report to Stockholders, and included, respectively, in this Annual Report on Form 10-K




                                      COOPER & LYBRAND L.L.P.
      Hartford, Connecticut
      March 27, 1996














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